Exhibit 99.175

North Valley Bancorp Reports Results for
the Quarter Ended March 31, 2010

May 4, 2010 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $887 million in assets, today reported results for the quarter ended March 31, 2010. North Valley Bancorp (“the Company”) is the parent company for North Valley Bank (“NVB”).

The Company reported a net loss for the quarter ended March 31, 2010 of $312,000, or $0.04 per diluted share compared to a net loss for the quarter ended March 31, 2009 of $3,107,000, or $0.41 per diluted share. “We are pleased with the progress made in the first quarter despite expenses associated with the sale of foreclosed real estate that added to a small loss for the quarter. We just completed our capital raise of $40 million through a private placement in April and are positioned well going forward,” stated Mike Cushman, President and CEO.

The Company recorded a provision for credit losses in the amount of $1,000,000 for the quarter ended March 31, 2010 compared to a provision for credit losses of $7,000,000 for the quarter ended March 31, 2009. The allowance for loan and lease losses at March 31, 2010 was $17,708,000, or 3.05% of total loans, compared to $18,539,000, or 3.08% of total loans, at December 31, 2009 and $15,887,000, or 2.40% of total loans, at March 31, 2009.

At March 31, 2010, total assets were $887,386,000, a decrease of $16,463,000, or 1.8%, from $903,849,000 at March 31, 2009. The loan portfolio totaled $580,929,000 at March 31, 2010, a decrease of $79,724,000, or 12.1%, compared to March 31, 2009. The loan to deposit ratio at March 31, 2010 was 73.6% as compared to 84.0% at March 31, 2009, and 76.5% at December 31, 2009. Total deposits grew $2,500,000, or 0.3%, to $789,332,000 at March 31, 2010 compared to $786,832,000 at March 31, 2009. Available-for-sale investment securities and Federal funds sold increased $43,521,000 and $25,950,000, respectively, from March 31, 2009 to March 31, 2010 primarily as a result of the decrease in loans. When compared to December 31, 2009, total assets increased $3,024,000 from $884,362,000, driven by an increase in deposits of $1,523,000 from $787,809,000, while loans decreased by $21,488,000 from $602,417,000. Available-for-sale investment securities decreased $5,300,000 from December 31, 2009 to March 31, 2010, while Federal funds sold increased $27,615,000 from December 31, 2009 to March 31, 2010 primarily as a result of the decrease in loans.

On April 22, 2010, the Company completed a $40 million capital raise through a private placement to further strengthen the Company’s and Bank’s capital levels and ratios. Set forth below is a table showing the actual capital ratios of the Company and North Valley Bank at March 31, 2010 and the pro forma effect of the private placement on such capital ratios, assuming net proceeds of $37,500,000, full conversion of the Series A Preferred Stock into shares of common stock (upon receipt of shareholder approval for such conversion), and contribution of the entire net proceeds to the capital of North Valley Bank.

(Dollars in thousands)	Actual		Pro Forma
	3/31/2010		3/31/2010
	Capital	Ratio	Capital	Ratio
Company:
Tier 1 capital (to average assets)	$61,560	7.10%	$111,560	12.34%
Tier 1 capital (to risk weighted assets)	$61,560	8.84%	$111,560	16.02%
Total capital (to risk weighted assets)	$83,679	12.02%	$121,179	17.40%

Bank:
Tier 1 capital (to average assets)	$78,094	9.01%	$115,594	12.78%
Tier 1 capital (to risk weighted assets)	$78,094	11.22%	$115,594	16.60%
Total capital (to risk weighted assets)	$86,910	12.48%	$124,410	17.87%

Credit Quality

The overall level of nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $723,000 to $45,875,000 at March 31, 2010 from $46,598,000 at December 31, 2009. During the first quarter of 2010, the Company added sixteen loans with aggregate amounts outstanding of $5,560,000 to nonperforming loans. These additions were offset by reductions in nonperforming loans totaling $6,283,000 due primarily to transfers to OREO of eight properties totaling $2,825,000, charge-offs of $1,795,000, and collections received on certain loans. Nonperforming loans as a percentage of total loans were 7.90% at March 31, 2010, compared to 3.02% at March 31, 2009, and 7.74% at December 31, 2009.

Nonperforming assets (nonperforming loans and OREO) totaled $58,873,000 at March 31, 2010, an increase of $33,004,000 from the March 31, 2009 balance of $25,869,000, and a $102,000 decrease from the December 31, 2009 balance of $58,975,000. Nonperforming assets as a percentage of total assets were 6.63% at March 31, 2010 compared to 2.86% at March 31, 2009 and 6.67% at December 31, 2009.

The Company’s OREO properties increased $621,000 to $12,998,000 at March 31, 2010 from $12,377,000 at December 31, 2009. The increase in OREO was due to the transfer of eight properties totaling $2,847,000, which was partially offset by the sale of five properties for a total of $1,432,000. The Company recorded a loss on sale for those five properties totaling $256,000, and recorded a write-down of OREO properties during the quarter ended March 31, 2010 of $538,000.

Gross loan and lease charge offs for the first quarter of 2010 were $1,795,000 and recoveries totaled $182,000 resulting in net charge offs of $1,613,000. Gross loan and lease charge offs for the first quarter of 2009 were $2,635,000 and recoveries totaled $195,000 resulting in net charge offs of $2,440,000.

During the first quarter of 2010, the Company identified fifteen loans totaling $5,560,000 as nonaccrual loans. The addition was centered in three loans totaling $2,920,000. The largest loan of this group is a commercial real estate loan in the amount of $1,069,000 for a multi-tenant mixed-use property located in Shasta County. The Company has completed an internal evaluation of the property and established a specific reserve of $372,000. The second relationship in this group is a commercial real estate loan in the amount of $967,000 for an owner occupied multi-tenant building loan located in Sacramento County. The Company has completed an internal evaluation of the property and established a specific reserve of $287,000. The third loan in this group is an SBA 504 loan for a single-tenant office building in the amount of $884,000 located in Sacramento County. The Company has completed an internal evaluation of the property and no specific reserve has been established for this loan. The remaining twelve loans in this group that were placed on nonaccrual during the first quarter of 2010 total $2,640,000 and specific reserves totaling $495,000 have been established.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $766,000, or 9.4%, for the three months ended March 31, 2010 compared to the same period in 2009. Interest income decreased by $1,544,000, primarily due to both the lower yield on earning assets and the decrease in the average loan balances and secondarily due to foregone interest income of $585,000 related to loans currently on nonaccrual status. Offsetting this was a decrease in interest expense of $778,000, or 23.5%, due to a decrease in the rates paid on deposits for the quarter ended March 31, 2010 compared to the same period in 2009. Average loans decreased $89,327,000 in the first quarter of 2010 compared to the first quarter of 2009, and the yield on the loan portfolio decreased 37 basis points to 5.91%. Overall, average earning assets increased $12,483,000 in the first quarter of 2010 compared to the first quarter of 2009. Average yields on earning assets decreased 88 basis points from the quarter ended March 31, 2009, to 5.06% for the quarter ended March 31, 2010 while the average rate paid on interest-bearing liabilities decreased by 55 basis points to 1.55%. The Company’s net interest margin for the quarter ended March 31, 2010 was 3.78%, a decrease of 45 basis points from the margin of 4.23% for the first quarter in 2009 but an increase of 10 basis points from the 3.68% net interest margin for the linked quarter ended December 31, 2009. “We continue to have an excellent low cost of funds, but our net interest margin has been impacted by the reduction in our loan book and because we continue to maintain high on-balance sheet liquidity which has reduced our yield on earning assets,” stated Kevin R. Watson, Chief Financial Officer.

Noninterest income for the quarter ended March 31, 2010 decreased $152,000, or 4.8%, to $3,012,000 compared to $3,164,000 for the same period in 2009. Service charges on deposits decreased by $47,000 to $1,481,000 for the first quarter of 2010 compared to $1,528,000 for the same period in 2009. Other fees and charges increased by $67,000 to $1,031,000 for the first quarter of 2010 compared to $964,000 for the first quarter of 2009. Other noninterest income decreased $48,000, to $624,000 for the quarter ended March 31, 2010 compared to $672,000 for the same period in 2009. The Company recorded a loss on the sale of assets of $124,000 for the first quarter of 2010 due to the closure of its Fairfield office.

Noninterest expense decreased $316,000, or 3.1%, to $10,019,000 for the first quarter of 2010 from $10,335,000 for the first quarter in 2009. Salaries and employee benefits decreased $777,000, for the first quarter of 2010 compared to the first quarter of 2009 due primarily to reductions in staffing. Occupancy and furniture and equipment expense decreased $73,000 for the first quarter of 2010 compared to the first quarter of 2009 due to a decrease in depreciation and rent expense. OREO expense decreased $148,000 to $850,000, for the first quarter of 2010 compared to $998,000 for the same period in 2009. Other expense increased $682,000 to $3,725,000 compared to $3,043,000 for the same period in 2009. The primary cause of the increase was an increase in professional fees of $365,000 driven by an external loan review and legal expenses and an increase in FDIC insurance premiums of $295,000.

The benefit for income taxes for the quarter ended March 31, 2010 was $353,000, resulting in an effective benefit rate of 53.1%, compared to a benefit for income taxes of $2,956,000, or an effective benefit rate of 48.8%, for the quarter ended March 31, 2009.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (“NVB”), operates twenty-five commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company’s website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:
Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2010	2009	$ Change	% Change
Statement of Income Data
Interest income:
Loans and leases (including fees)	$8,616	$10,536	$(1,920)	(18.2%)
Investment securities	1,227	874	353	40.4%
Federal funds sold and other	32	9	23	255.6%
Total interest income	9,875	11,419	(1,544)	(13.5%)
Interest expense:
Deposits	2,019	2,768	(749)	(27.1%)
Subordinated debentures	514	542	(28)	(5.2%)
Other borrowings	—	1	(1)	(100.0%)
Total interest expense	2,533	3,311	(778)	(23.5%)
Net interest income	7,342	8,108	(766)	(9.4%)
Provision for loan and lease losses	1,000	7,000	(6,000)	(85.7%)
Net interest income after provision for loan and lease losses	6,342	1,108	5,234	472.4%

Noninterest income:
Service charges on deposit accounts	1,481	1,528	(47)	(3.1%)
Other fees and charges	1,031	964	67	7.0%
Loss on sale of other assets	(124)	—	(124)	—
Other	624	672	(48)	(7.1%)
Total noninterest income	3,012	3,164	(152)	(4.8%)

Noninterest expenses:
Salaries and employee benefits	4,287	5,064	(777)	(15.3%)
Occupancy	734	761	(27)	(3.5%)
Furniture and equipment	423	469	(46)	(9.8%)
Other real estate owned expense	850	998	(148)	(14.8%)
Other	3,725	3,043	682	22.4%
Total noninterest expenses	10,019	10,335	(316)	(3.1%)
Loss before benefit for income taxes	(665)	(6,063)	5,398	(89.0%)
Benefit for income taxes	(353)	(2,956)	2,603	(88.1%)
Net loss	$(312)	$(3,107)	$2,795	(90.0%)

Common Share Data
Loss per share
Basic	$(0.04)	$(0.41)	$0.37	(90.2%)
Diluted	$(0.04)	$(0.41)	$0.37	(90.2%)

Weighted average shares outstanding	7,495,817	7,495,817
Weighted average shares outstanding - diluted	7,495,817	7,495,817
Book value per share	$7.03	$10.00
Tangible book value	$6.94	$7.86
Shares outstanding	7,495,817	7,495,817

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2010	2009	2009
Balance Sheet Data
Assets
Cash and due from banks	$20,546	$19,378	$19,595
Federal funds sold	75,865	48,250	49,915
Time deposits at other financial institutions	425	425	—
Available-for-sale securities - at fair value	141,035	146,335	97,514
Held-to-maturity securities - at amortized cost	8	9	15

Loans and leases, net of deferred loan fees	580,929	602,417	660,653
Less: Allowance for loan and lease losses	(17,708)	(18,539)	(15,887)
Net loans and leases	563,221	583,878	644,766

Premises and equipment, net	9,898	10,319	11,191
Other real estate owned	12,998	12,377	5,943
Goodwill and core deposit intangibles, net	656	692	15,989
Accrued interest receivable and other assets	62,734	62,699	58,921
Total assets	$887,386	$884,362	$903,849

Liabilities and Stockholders’ Equity
Deposits:
Demand, noninterest bearing	$148,171	$152,421	$149,681
Demand, interest bearing	155,236	160,216	163,023
Savings and money market	215,865	189,782	172,534
Time	270,060	285,390	301,594
Total deposits	789,332	787,809	786,832
Other borrowed funds	—	—	—
Accrued interest payable and other liabilities	13,409	12,290	10,133
Subordinated debentures	31,961	31,961	31,961
Total liabilities	834,702	832,060	828,926
Stockholders’ equity	52,684	52,302	74,923
Total liabilities and stockholders’ equity	$887,386	$884,362	$903,849

Asset Quality
Nonaccrual loans and leases	$45,577	$46,598	$19,926
Loans and leases past due 90 days and accruing interest	298	—	—
Other real estate owned	12,998	12,377	5,943
Total nonperforming assets	$58,873	$58,975	$25,869

Allowance for loan and lease losses to total loans and leases	3.05%	3.08%	2.40%
Allowance for loan and lease losses to Nonperforming Loans	38.60%	39.78%	79.73%
Allowance for loan and lease losses to Nonperforming Assets	30.08%	31.44%	61.41%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2010	2009
Selected Financial Ratios
Loss on average total assets	(0.14%)	(1.43%)
Loss on average stockholders’ equity	(2.39%)	(16.26%)
Net interest margin (tax equivalent basis)	3.78%	4.23%
Efficiency ratio	96.76%	91.69%

Selected Average Balances
Loans	$591,511	$680,838
Taxable investments	134,457	73,279
Tax-exempt investments	15,570	15,898
Federal funds sold and other	55,970	15,010
Total earning assets	$797,508	$785,025
Total assets	$875,756	$878,376

Demand deposits - interest bearing	$157,314	$153,395
Savings and money market	196,775	167,802
Time deposits	277,276	285,662
Other borrowings	31,961	33,328
Total interest bearing liabilities	$663,326	$640,187
Demand deposits - noninterest bearing	$146,988	$149,582
Stockholders’ equity	$52,881	$77,501

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	March	December	September	June
	2010	2009	2009	2009
Interest income	$9,875	$10,399	$10,896	$11,241
Interest expense	2,533	2,852	3,226	3,332
Net interest income	7,342	7,547	7,670	7,909

Provision for loan and lease losses	1,000	9,000	1,500	9,000
Noninterest income	3,012	3,266	4,142	3,438
Noninterest expense	10,019	23,874	8,999	10,782

(Loss) income before (benefit) provision for income taxes	(665)	(22,061)	1,313	(8,435)
(Benefit) provision for income taxes	(353)	(2,721)	629	(4,346)
Net (loss) income	$(312)	$(19,340)	$684	$(4,089)

(Loss) earnings per share:
Basic	$(0.04)	$(2.58)	$0.09	$(0.55)
Diluted	$(0.04)	$(2.58)	$0.09	$(0.55)